EXHIBIT 99.1

Valero Energy Corporation Reports
Second Quarter Earnings

SAN ANTONIO, July 29, 2003 — Valero Energy Corporation (NYSE: VLO) today reported net income of $128.4 million, or $1.08 per share, for the second quarter of 2003, compared to net income of $11.3 million, or $.10 per share, for the same period last year. For the six months ended June 30, 2003, Valero’s net income was $298.8 million, or $2.59 per share, compared to a net loss of $27.3 million, or $.26 per share, for the six months ended June 30, 2002. Operating income for the second quarter was $274.4 million, compared to operating income of $100.1 million for the same period last year.

Second quarter operating income for the company’s refining segment was $279.2 million, compared to $118.2 million for the same period last year. The company’s average throughput margin in the second quarter was $4.72 per barrel, compared to $3.87 per barrel in the second quarter of 2002. The increase in throughput margin per barrel was primarily due to better sour crude oil discounts, distillate margins and CARB gasoline margins in the second quarter of this year.

Operating income for the company’s retail segment was $74.4 million for the second quarter — a record $53.1 million of which was earned in the U.S. system while $21.3 million was earned in the Northeast system. This compares to a total of $47.4 million earned in last year’s second quarter. The increase in retail earnings was primarily related to higher fuel margins in both the U.S. and Northeast retail systems. Valero’s average U.S. retail fuel margin of $0.179 per gallon was up significantly from last year’s $0.137 per gallon. Fuel margins for Valero’s Northeast retail operations averaged $0.213 per gallon for the second quarter of 2003, compared to $0.177 per gallon last year.

“Although our earnings were up substantially compared to last year’s second quarter, they were lower than the first quarter of this year,” said Bill Greehey, Valero’s Chairman of the Board and Chief Executive Officer. “The second quarter started off very strong but refined product margins, particularly distillate margins, weakened considerably in May and early June. In addition, sour crude oil discounts also narrowed in June with the removal of Iraqi crude from the market, and natural gas costs remained high. Second quarter earnings were also affected by unplanned outages at several of our refineries resulting in lost operating income of roughly $60 million for the quarter.

-More-

“The great news though is that we did complete the acquisition of the Orion refinery in Louisiana on schedule. We have been operating the plant since July 1 and have installed a new management team at the refinery, which we have renamed the St. Charles Refinery. We are aggressively implementing various operational initiatives and expect a big improvement in the reliability and profitability of this plant in the future. And, our financial position remains strong. Our debt-to-capitalization ratio at the end of the quarter was 42.6%, net of the $697.5 million of cash on our balance sheet. In addition, we have approximately one billion dollars available to us under our revolving credit facilities.

“Turning to industry fundamentals, we are encouraged by the low refined product inventories, good refined product demand and moderating imports. Lower natural gas prices are also having a positive impact on operating expenses. Offsetting these positive factors, though, is the fact that Saudi sour crude discounts for July narrowed to $2.55 per barrel. However, the discount for August deliveries has improved to $3.20 per barrel and is expected to widen further for September deliveries given the return of additional Iraqi barrels to the market. All of these factors should translate into above average margins for the back half of this year,” said Greehey.

Valero’s senior management will hold a conference call at 11:00 a.m. ET (10:00 a.m. CT) today, (July 29), to discuss this earnings release. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenues of more than $30 billion. The company currently owns and operates 14 refineries in 13 locations throughout the United States and Canada. Valero’s refineries have a combined throughput capacity of over two million barrels per day, which represents approximately 10 percent of the total U.S. refining capacity. Valero is also one of the nation’s largest retail operators with approximately 4,000 retail outlets in the United States and Canada under various brand names including Diamond Shamrock, Ultramar, Valero, Beacon and Total.

-More-

Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the company’s web site at http://www.valero.com. These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, hostilities in oil producing regions, adverse rulings in litigation and potential delays or other changes in work and repair schedules. The company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or which the company becomes aware of after the date of this release or to reflect the occurrence of unanticipated events.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

STATEMENT OF INCOME DATA:
Operating Revenues	$8,843.8	$7,222.6	$18,536.9	$12,811.4

Cost and Expenses:
Cost of Sales	7,830.9	6,447.6	16,413.6	11,398.0
Refining Operating Expenses	375.7	331.3	764.9	638.5
Retail Selling Expenses	171.7	172.4	342.9	336.3
Administrative Expenses	71.4	58.5	146.2	111.3
Depreciation and Amortization Expenses	119.7	112.7	236.8	227.0

Total	8,569.4	7,122.5	17,904.4	12,711.1

Operating Income	274.4	100.1	632.5	100.3
Equity in Earnings of Valero L.P. (1)	9.2	—	10.7	—
Other Income, Net	(5.9)	2.1	(5.6)	4.9
Interest and Debt Expense, Net	(63.2)	(72.3)	(138.3)	(126.9)
Minority Interest in Net Income of Consolidated Partnership (1)	—	(4.0)	(2.4)	(6.6)
Distributions on Preferred Securities of Subsidiary Trusts	(7.5)	(7.5)	(15.0)	(15.0)

Income (Loss) Before Income Taxes	207.0	18.4	481.9	(43.3)
Income Tax Expense (Benefit)	78.6	7.1	183.1	(16.0)

Net Income (Loss)	$128.4	$11.3	$298.8	$(27.3)

Earnings (Loss) per Common Share	$1.12	$0.11	$2.69	$(0.26)
Weighted Average Common Shares Outstanding (in millions)	114.3	105.8	111.0	105.4
Earnings (Loss) per Common Share — Assuming Dilution	$1.08	$0.10	$2.59	$(0.26)
Weighted Average Common Equivalent Shares Outstanding (in millions)	118.7	110.6	115.5	105.4

	June 30, 2003	December 31, 2002

BALANCE SHEET DATA:
Cash	$697.5	$378.9
Total Debt	$4,474.9	$4,970.8
Debt-to-Capitalization Ratio (net of cash) (2)	42.6%	50.4%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Operating Income (Loss) by Business Segment:
Refining	$279.2	$118.2	$669.9	$174.8

Retail:
U.S	53.1	31.8	60.6	12.5
Northeast	21.3	15.6	60.6	38.3

Total Retail	74.4	47.4	121.2	50.8

Total Before Administrative	353.6	165.6	791.1	225.6
Administrative	(79.2)	(65.5)	(158.6)	(125.3)

Total	$274.4	$100.1	$632.5	$100.3

Depreciation and Amortization by Business Segment:
Refining	$101.8	$94.8	$201.8	$192.2

Retail:
U.S	3.7	6.4	11.2	12.5
Northeast	6.4	4.5	11.4	8.3

Total Retail	10.1	10.9	22.6	20.8

Total Before Administrative	111.9	105.7	224.4	213.0
Administrative	7.8	7.0	12.4	14.0

Total	$119.7	$112.7	$236.8	$227.0

Earnings Before Interest, Taxes, Depreciation and Amortization (3)	$387.5	$202.4	$856.2	$309.6
Operating Highlights:
Refining:
Throughput Volumes (Mbbls per Day)	1,761	1,549	1,732	1,536
Throughput Margin per Barrel	$4.72	$3.87	$5.22	$3.62
Operating Costs per Barrel:
Cash (Fixed and Variable)	$2.34	$2.35	$2.44	$2.30
Depreciation and Amortization	0.64	0.67	0.64	0.69

Total Operating Costs per Barrel	$2.98	$3.02	$3.08	$2.99

Charges:
Crude Oils:
Sour	44%	43%	45%	45%
Sweet	36	34	36	34

Total Crude Oils	80	77	81	79
Residual Fuel Oil	5	4	5	4
Other Feedstocks and Blendstocks	15	19	14	17

Total Charges	100%	100%	100%	100%

Yields:
Gasolines and Blendstocks	54%	56%	54%	54%
Distillates	28	26	28	27
Petrochemicals	3	3	3	3
Lubes and Asphalts	5	5	4	4
Other Products	10	10	11	12

Total Yields	100%	100%	100%	100%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Refining Operating Highlights by Region: (4) Gulf Coast:
Throughput Volumes (Mbbls per Day)	786	643	776	636
Throughput Margin per Barrel	$4.16	$3.89	$4.76	$3.50
Operating Costs per Barrel:
Cash (Fixed and Variable)	$2.51	$2.60	$2.63	$2.46
Depreciation and Amortization	0.65	0.78	0.66	0.81

Total Operating Costs per Barrel	$3.16	$3.38	$3.29	$3.27

Mid-Continent:
Throughput Volumes (Mbbls per Day)	274	269	265	257
Throughput Margin per Barrel	$4.43	$4.84	$4.69	$4.14
Operating Costs per Barrel:
Cash (Fixed and Variable)	$2.31	$2.08	$2.46	$2.21
Depreciation and Amortization	0.50	0.54	0.56	0.55

Total Operating Costs per Barrel	$2.81	$2.62	$3.02	$2.76

Northeast:
Throughput Volumes (Mbbls per Day)	379	336	373	346
Throughput Margin per Barrel	$4.84	$2.36	$5.25	$2.20
Operating Costs per Barrel:
Cash (Fixed and Variable)	$1.47	$1.60	$1.52	$1.55
Depreciation and Amortization	0.52	0.51	0.51	0.50

Total Operating Costs per Barrel	$1.99	$2.11	$2.03	$2.05

West Coast:
Throughput Volumes (Mbbls per Day)	322	301	318	297
Throughput Margin per Barrel	$6.20	$4.62	$6.76	$5.06
Operating Costs per Barrel:
Cash (Fixed and Variable)	$3.01	$2.91	$3.05	$2.90
Depreciation and Amortization	0.84	0.76	0.84	0.76

Total Operating Costs per Barrel	$3.85	$3.67	$3.89	$3.66

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Retail — U.S.:
Company — Operated Fuel Sites (Average)	1,209	1,399	1,228	1,409
Fuel Volumes (Gallons per Day per Site)	4,575	4,371	4,422	4,436
Fuel Margin per Gallon	$0.179	$0.137	$0.151	$0.094
Merchandise Sales	$247.0	$275.8	$461.8	$524.0
Merchandise Margin (Percentage of Sales)	27.8%	27.8%	28.2%	27.1%
Margin on Miscellaneous Sales	$23.2	$18.0	$45.0	$34.2
Selling Expenses	$125.3	$132.3	$251.8	$257.4
Retail — Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,185	3,127	3,444	3,227
Fuel Margin per Gallon	$0.213	$0.177	$0.226	$0.183
Merchandise Sales	$30.8	$24.7	$55.2	$45.3
Merchandise Margin (Percentage of Sales)	22.8%	22.6%	22.2%	22.5%
Margin on Miscellaneous Sales	$5.5	$4.0	$10.2	$8.1
Selling Expenses	$46.4	$40.1	$91.1	$78.9
Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$29.03	$26.27	$31.55	$23.94
WTI Less Sour Crude Oil (5)	$3.88	$2.06	$3.58	$2.33
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$1.99	$1.27	$1.41	$1.51
Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$4.89	$5.31	$5.35	$4.42
No. 2 Fuel Oil Less WTI	$1.16	$0.34	$3.18	$0.83
Propylene Less WTI	$7.86	$4.95	$4.89	$2.87
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$8.14	$6.42	$7.13	$5.48
Low-Sulfur Diesel Less WTI	$4.58	$2.23	$5.31	$2.41
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$4.04	$3.87	$4.77	$3.68
No. 2 Fuel Oil Less WTI	$2.96	$1.38	$5.53	$1.88
Lube Oils Less WTI	$26.59	$13.42	$22.81	$15.37
U.S. West Coast:
CARB 87 Gasoline Less ANS	$14.98	$11.53	$14.67	$11.37
Low-Sulfur Diesel Less ANS	$5.89	$3.67	$6.52	$4.46

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

(1)	On March 18, 2003, Valero Energy Corporation’s ownership interest in Valero L.P. decreased from approximately 73.6% to approximately 49.5%. As a result of this decrease in ownership of Valero L.P., combined with certain other corporate governance changes, Valero Energy Corporation ceased consolidating Valero L.P. as of that date and began using the equity method to account for its investment in the partnership.

(2)	The following is a reconciliation of the debt-to-capitalization ratio. This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	June 30,	December 31,
	2003	2002

Debt:
Debt, including current maturities, short-term debt and capital lease obligations, per the balance sheet	$4,474.9	$4,970.8
Less: Cash and temporary cash investments	(697.5)	(378.9)
Plus: Guarantees	—	6.8
Plus: Company-obligated preferred securities of subsidiary trusts:
20% of $172.5 outstanding balance of Premium Equity Participating Security Units (PEPS Units)	34.5	34.5
50% of $200 outstanding balance of Trust Originated Preferred Securities (TOPrS)	—	100.0

Total debt	3,811.9	4,733.2

Equity:
Stockholders’ equity per the balance sheet	4,996.8	4,308.3
80% of $172.5 outstanding balance of PEPS Units	138.0	138.0
50% of $200 outstanding balance of TOPrS	—	100.0
Minority interest	—	116.0

Total equity	5,134.8	4,662.3

Total capitalization	$8,946.7	$9,395.5

Debt-to-capitalization ratio	42.6%	50.4%

(3)	The following is a reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Pre-tax income (loss)	$207.0	$18.4	$481.9	$(43.3)
Depreciation and amortization	119.7	112.7	236.8	227.0
Interest and debt expense, net	63.2	72.3	138.3	126.9
Other	(2.4)	(1.0)	(0.8)	(1.0)

Total EBITDA	$387.5	$202.4	$856.2	$309.6

(4)	The regions depicted herein contain the following refineries: Gulf Coast-Corpus Christi Refinery, Texas City Refinery, Houston Refinery, Three Rivers Refinery and Krotz Springs Refinery; Mid-Continent-McKee Refinery, Ardmore Refinery and Denver Refinery; Northeast-Quebec Refinery and Paulsboro Refinery; and West Coast- Benicia Refinery and Wilmington Refinery.

(5)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.